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                                                                   EXHIBIT 15

                ACKNOWLEDGMENT LETTER OF INDEPENDENT AUDITORS

    Shareholders and Board of Directors
    KeyCorp

    We are aware of the incorporation by reference in the following KeyCorp Registration Statements of our review report, dated October 17, 1994, relating to the unaudited consolidated interim financial statements of KeyCorp, included in the Quarterly Report on Form 10-Q for the period ended September 30, 1994.

              Form S-3 No. 33-5064
              Form S-3 No. 33-10634
              Form S-3 No. 33-39733
              Form S-3 No. 33-39734
              Form S-3 No. 33-51652
              Form S-3 No. 33-53643

              Form S-4 No. 33-31569
              Form S-4 No. 33-44657
              Form S-4 No. 33-51717

              Form S-8 No. 2-67589
              Form S-8 No. 2-96769
              Form S-8 No. 2-97452
              Form S-8 No. 33-21643
              Form S-8 No. 33-42691
              Form S-8 No. 33-45518
              Form S-8 No. 33-46278
              Form S-8 No. 33-52293
              Form S-8 No. 33-54819
              Form S-8 No. 33-57408

              Form S-8 No. 33-31569 (Post-Effective Amendment No. 1 to Form S-4) Form S-8 No. 33-31569 (Post-Effective Amendment No. 2 to Form S-4) Form S-8 No. 33-31569 (Post-Effective Amendment No. 3 to Form S-4) Form S-8 No. 33-44657 (Post-Effective Amendment No. 1 to Form S-4) Form S-8 No. 33-51717 (Post-Effective Amendment No. 1 to Form S-4)


    Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the Registration Statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                       /s/ Ernst & Young LLP

    Cleveland, Ohio
    November 14, 1994